Exhibit 99.1

Friday, April 11, 2025 FOR IMMEDIATE RELEASE
WaFd Announces Quarterly Earnings Per Share Of $0.65
Q2 Highlights

$56 Million	$0.65	0.82%	7.68%
Net Income	Diluted Earnings per Common Share	Return on Average Assets	Return on Average Common Equity

In the second quarter of fiscal 2025 our margin bounced back, expenses declined, and bottom-line results improved for shareholders. We are enthusiastic about the shift toward business banking we implemented last quarter and are pleased to see early successes including 382 new small business loans originated through our branches (compared to none in the prior quarter), merchant processing referrals increasing 125% on a linked quarter basis, and our insurance subsidiary delivering 53% year over year growth in profit. Additionally, we have been able to hire two former executives from the Small Business Administration to assist in establishing SBA lending at WaFd. We understand that our continued evolution toward higher margin business lines will be measured in years, not quarters, but we are off to a good start.
This quarter we were recognized by JD Power as the 2nd best for customer service among all banks doing business in the Pacific Northwest. This is a well-deserved compliment to our team of bankers that focus first on our clients.

Brent Beardall President and CEO of WaFd Bank

Net Interest Income and NIM	■$161 million net interest income for the quarter compared to 155 million in Q1. ■Net interest margin at 2.55% for the quarter compared to 2.39% for Q1.	Credit Quality	■Non-performing assets down by $8 million at 0.26% of total assets compared to 0.29% Q1. ■$2.75 million provision the result of net charge-offs offset by a stable loans receivable balance.

Non-Interest Income and Expense	■20% increase in non-interest income compared to Q1 driven by WaFd Insurance revenue increase: $1.7 million over the December quarter and $1.3 million over March 2024.	Shareholder Returns and Stock Activity	■On March 7, 2025, the Company paid a cash dividend of $0.27 per share, 168th consecutive quarterly dividend paid. ■726,082 shares were repurchased during the quarter

SEATTLE, WASHINGTON – WaFd, Inc. (Nasdaq: WAFD) (the "Company"), parent company of Washington Federal Bank ("WaFd Bank" or the "Bank"), today announced quarterly earnings of $56,252,000 for the quarter ended March 31, 2025, an increase of 19% from net earnings of $47,267,000 for the quarter ended December 31, 2024 and an increase of 254% from net earnings of $15,888,000 for the quarter ended March 31, 2024. After the effect of dividends on preferred stock, net income available for common shareholders was $0.65 per diluted share for the quarter ended March 31, 2025, compared to $0.54 per diluted share for the quarter ended December 31, 2024, an $0.11 or 20% increase, and $0.17 per diluted share for the quarter ended March 31, 2024, a $0.48 or 282% increase in fully diluted earnings per common share. The March 31, 2024 results reflected significant acquisition-related expenses and certain non-operating adjustments of $51.1 million and the December 31, 2024 results reflected one-time restructuring charges of $5.4 million.

Quarterly Earnings Release Q2 2025	1

WaFd Inc. Announces Second Quarter Results
The following table provides the Company's financial scorecard for the last five quarters:

	As of
(In thousands, except share and ratio data)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
BALANCE SHEET
Cash	$1,231,461	$1,507,735	$2,381,102	$2,492,504	$1,505,771
Loans receivable, net	20,920,001	21,060,501	20,916,354	20,873,919	20,795,259
Allowance for credit losses ("ACL")	222,709	225,022	225,253	225,324	225,077
Loans held for sale	—	—	—	468,527	2,993,658
Available-for-sale securities, at fair value	3,142,763	2,743,731	2,572,709	2,428,768	2,438,114
Held-to-maturity securities, at amortized cost	526,502	537,348	436,972	447,638	457,882
Total investments	3,669,265	3,281,079	3,009,681	2,876,406	2,895,996
Total assets	27,644,637	27,684,454	28,060,330	28,580,800	30,140,288
Transaction deposits	11,853,984	11,853,859	11,817,185	11,929,005	12,338,862
Time deposits	9,573,442	9,584,918	9,556,785	9,255,760	9,000,911
Total deposits	21,427,426	21,438,777	21,373,970	21,184,765	21,339,773
Borrowings	2,814,938	2,914,627	3,318,307	4,079,360	5,489,501
Total shareholders' equity	3,032,620	3,021,636	3,000,300	2,958,339	2,921,906
Loans to customer deposits[2]	97.63%	98.24%	97.86%	98.53%	97.45%

PROFITABILITY
Net income	$56,252	$47,267	$61,140	$64,560	$15,888
Net income to common shareholders	52,596	43,611	57,484	60,904	12,232
Earnings per common share	0.65	0.54	0.71	0.75	0.17
Return on tangible common equity[1]	9.18%	7.69%	10.24%	11.10%	2.47%
Return on tangible assets[1]	0.84%	0.70%	0.89%	0.88%	0.26%
Net interest margin	2.55%	2.39%	2.62%	2.56%	2.73%
Efficiency ratio	58.31%	65.04%	57.21%	56.61%	77.74%

FINANCIAL HIGHLIGHTS
Common shareholders' equity per share	$33.84	$33.45	$33.25	$32.76	$32.21
Tangible common shareholders' equity per share[1]	28.31	27.93	27.73	27.18	26.64
Shareholders' equity to total assets	10.97%	10.91%	10.69%	10.35%	9.69%
Tangible shareholders' equity to tangible assets[1]	9.51%	9.45%	9.24%	8.91%	8.31%
Common shares outstanding	80,758,674	81,373,760	81,220,269	81,157,173	81,405,391
Preferred shares outstanding	300,000	300,000	300,000	300,000	300,000

CREDIT QUALITY[2]
ACL to gross loans	1.01%	1.00%	1.01%	1.00%	1.00%
Non-accrual loans to net loans	0.29%	0.34%	0.33%	0.29%	0.29%
Delinquencies to net loans	0.27%	0.30%	0.25%	0.22%	0.36%
Non-performing assets to total assets	0.26%	0.29%	0.28%	0.24%	0.23%
Criticized loans to net loans	3.32%	2.54%	2.41%	3.01%	2.59%
Substandard loans to net loans	2.38%	1.96%	2.04%	1.84%	1.48%
(1)Metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures.
(2)Metrics include only loans held for investment. Loans held for sale are not included.

Quarterly Earnings Release Q2 2025	2

WaFd Inc. Announces Second Quarter Results

Balance Sheet Total assets decreased to $27.6 billion as of March 31, 2025, compared to $28.1 billion at September 30, 2024, primarily due to cash used to reduce borrowings and purchase investments during the period. Net loans were flat at $20.9 billion and cash decreased $1.1 billion, or 48.3%. Investment securities increased by $660 million, or 21.9% in the first half of FY 2025.
Customer deposits totaled $21.4 billion as of March 31, 2025, largely unchanged from September 30, 2024. Transaction accounts increased by $37 million or 0.3% during the period, while time deposits increased $17 million or 0.2%. As of March 31, 2025, 55.3% of the Company’s deposits were transaction accounts, similar to September 30, 2024. Core deposits, defined as all transaction accounts and time deposits less than $250,000, totaled 78.8% of deposits at March 31, 2025, up from 75.1% on September 30, 2024. Deposits that are uninsured or not collateralized were 25.6% as of March 31, 2025, an increase from 24.0% as of September 30, 2024.
Borrowings totaled $2.8 billion as of March 31, 2025, down from $3.3 billion at September 30, 2024. The effective weighted average interest rate of borrowings was 3.30% as of March 31, 2025, compared to 3.93% at September 30, 2024.
Loan originations totaled $1.0 billion for the second fiscal quarter of 2025, compared to $0.9 billion of originations in the prior quarter. Offsetting loan originations in each of these quarters were loan repayments of $1.3 billion and $1.0 billion, respectively. Commercial loans represented 73% of all loan originations during the second fiscal quarter of 2025 and consumer loans accounted for the remaining 27%. The period end interest yield on the loan portfolio was 5.42% as of March 31, 2025, a decrease from 5.62% as of September 30, 2024.
Tangible common equity per share is a key metric for our management team. For the March quarter, tangible book value per share grew from $27.73 as of September 30, 2024 to $28.31 at March 31, 2025. This metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures. During the quarter, the Company repurchased 726,082 shares of common stock at a weighted average price of $29.39. Our share repurchase plan currently has an authorization of 10.8 million shares, which provides what we believe is a compelling investment alternative.
Credit Quality Credit quality continues to be monitored closely in light of the shifting economic and monetary environment. As of March 31, 2025, non-performing assets decreased to $71 million, or 0.26% of total assets, from $77 million, or 0.28%, at September 30, 2024. The change fiscal year to date is due primarily to non-accrual loans decreasing by $9.7 million, or 14%, since September 30, 2024. Delinquent loans were slightly increased at 0.27% of total loans at March 31, 2025, compared to 0.25% at September 30, 2024 but improved compared to 0.30% at December 31, 2024. The allowance for credit losses (including the reserve for unfunded commitments) totaled $223 million as of March 31, 2025, and was 1.01% of gross loans outstanding, as compared to $225 million, or 1.01% of gross loans outstanding, as of September 30, 2024. Net charge-offs were $5,063,000 for the second fiscal quarter of 2025, compared to $231,000 for the prior quarter.
Profitability Net interest income was $161 million for the second fiscal quarter of 2025, an increase of $5.5 million or 4% from the prior quarter. The increase in net interest income was primarily due to a 19 basis point decrease in the rate paid on interest bearing liabilities offset by a $170 million decrease in interest earning asset balances for which the yield was flat. Net interest margin was 2.55% in the second fiscal quarter of 2025 compared to 2.39% for the quarter ended December 31, 2024.
Total non-interest income was $18.9 million for the second fiscal quarter of 2025 compared to $15.7 million the prior quarter. The increase compared to the prior quarter was primarily due to increased prepayment fees earned on loans and increased commission income from the Bank's insurance subsidiary, WaFd Insurance.
Total non-interest expense was $104.8 million in the second fiscal quarter of 2025, a decrease of $6.5 million, or 5.8%, from the prior quarter. The overall decrease is the result of the $5.4 million of restructuring costs incurred in the prior quarter. Decreased expenses combined with increased net interest income resulted in a decrease in the Company’s efficiency ratio in the second fiscal quarter of 2025 to 58.3%, compared to 65.0% in the prior quarter.
The Company recorded a $2.8 million provision for credit losses in the second fiscal quarter of 2025 compared to no provision the prior quarter. The provision for loan losses in the quarter ended March 31, 2025 was primarily the result of the stable loans receivable balance offset by $5.1 million of net charge-offs taken during the quarter.
Return on common shareholders' equity for the quarter ended March 31, 2025 was 7.68% compared to 6.42% for the quarter ended December 31, 2024. Adjusted for certain non-operating items and restructuring charges, return on equity for the quarter is 7.66% compared to adjusted return on equity of 7.45% the prior quarter. Return on assets for the quarter ended March 31, 2025 was 0.82% compared to 0.69% for the previous quarter. Adjusted for certain non-operating items

Quarterly Earnings Release Q2 2025	3

WaFd Inc. Announces Second Quarter Results
and restructuring charges, return on assets for the quarter is 0.82% compared to adjusted return on assets of 0.79% the prior quarter. For a reconciliation of these adjusted ratios, see the Non-GAAP Financial Measures section below.
Income tax expense totaled $15.8 million the second fiscal quarter of 2025, as compared to $5.1 million for the prior year same quarter. The effective tax rate for the quarter ended March 31, 2025 was 21.88% compared to 21.55% for the quarter ended December 31, 2024. The Company’s effective tax rate may vary from the statutory rate mainly due to state taxes, tax-exempt income and tax-credit investments.
WaFd Bank is headquartered in Seattle, Washington, and has 209 branches in nine western states. To find out more about WaFd Bank, please visit our website www.wafdbank.com. The Company uses its website to distribute financial and other material information about the Company.
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Quarterly Earnings Release Q2 2025	4

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

	March 31, 2025	September 30, 2024
	(In thousands, except share and ratio data)
ASSETS
Cash and cash equivalents	$1,231,461	$2,381,102
Available-for-sale securities, at fair value	3,142,763	2,572,709
Held-to-maturity securities, at amortized cost	526,502	436,972
Loans receivable, net of allowance for loan losses of $202,709 and $203,753	20,920,001	20,916,354
Interest receivable	101,778	102,827
Premises and equipment, net	250,896	247,901
Real estate owned	7,688	4,567
FHLB stock	133,964	95,617
Bank owned life insurance	271,321	267,633
Intangible assets, including goodwill of $414,723 and $411,360	446,660	448,425
Deferred tax assets, net	122,739	119,248
Other assets	488,864	466,975
	$27,644,637	$28,060,330
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Transaction deposits	$11,853,984	$11,817,185
Time deposits	9,573,442	9,556,785
Total customer deposits	21,427,426	21,373,970
Borrowings	2,763,758	3,267,589
Junior subordinated debentures	51,180	50,718
Advance payments by borrowers for taxes and insurance	44,496	61,330
Accrued expenses and other liabilities	325,157	306,423
	24,612,017	25,060,030
Shareholders’ equity
Preferred stock, $1.00 par value, 5,000,000 shares authorized; 300,000 and 300,000 shares issued; 300,000 and 300,000 shares outstanding	300,000	300,000
Common stock, $1.00 par value, 300,000,000 shares authorized; 154,355,059 and 154,007,429 shares issued; 80,758,674 and 81,220,269 shares outstanding	154,355	154,007
Additional paid-in capital	2,158,037	2,150,675
Accumulated other comprehensive income (loss), net of taxes	51,404	55,851
Treasury stock, at cost 73,596,385 and 72,787,160 shares	(1,663,739)	(1,639,131)
Retained earnings	2,032,563	1,978,898
	3,032,620	3,000,300
	$27,644,637	$28,060,330

Yield and margin as of period end
Loans receivable[1]	5.42%	5.62%
Mortgage-backed securities	4.22	4.00
Combined cash, investments and FHLB stock	4.62	5.10
Interest-earning assets	5.22	5.44
Interest-bearing customer accounts	3.16	3.50
Borrowings[1]	3.30	3.93
Interest-bearing liabilities	3.17	3.56
Net interest spread	2.05	1.88
Net interest margin	2.55	2.44
1Accretion and amortization assumed to be same as prior quarter. Also includes the impact of derivatives.

Quarterly Earnings Release Q2 2025	5

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$282,077	$274,341	$568,674	$520,133
Mortgage-backed securities	23,926	12,905	42,263	24,171
Investment securities and cash equivalents	30,081	31,580	70,264	61,368
	336,084	318,826	681,201	605,672
INTEREST EXPENSE
Customer accounts	151,948	116,164	314,098	212,835
Borrowings, senior debt and junior subordinated debentures	23,226	44,065	50,762	82,003
	175,174	160,229	364,860	294,838
Net interest income	160,910	158,597	316,341	310,834
Provision (release) for credit losses	2,750	16,000	2,750	16,000
Net interest income after provision (release)	158,160	142,597	313,591	294,834
NON-INTEREST INCOME
Gain (loss) on sale of investment securities	—	90	20	171
Gain (loss) on termination of hedging derivatives	65	6	70	115
Loan fee income	1,812	550	3,157	1,394
Deposit fee income	7,057	6,698	14,103	13,500
Other income	9,947	6,048	17,233	12,379
Total non-interest income	18,881	13,392	34,583	27,559
NON-INTEREST EXPENSE
Compensation and benefits	52,710	73,155	112,637	122,996
Occupancy	11,499	10,918	22,287	20,289
FDIC insurance premiums	5,800	7,900	10,650	14,470
Product delivery	6,907	5,581	12,692	11,590
Information technology	14,481	12,883	28,673	25,749
Other expense	13,435	23,275	29,204	35,158
Total non-interest expense	104,832	133,712	216,143	230,252
Gain (loss) on real estate owned, net	(199)	(1,315)	230	511
Income before income taxes	72,010	20,962	132,261	92,652
Income tax provision	15,758	5,074	28,742	18,311
Net income	56,252	15,888	103,519	74,341
Dividends on preferred stock	3,656	3,656	7,312	7,312
Net income available to common shareholders	$52,596	$12,232	$96,207	$67,029

PER SHARE DATA
Basic earnings per common share	$0.65	$0.17	$1.19	$1.00
Diluted earnings per common share	0.65	0.17	1.18	1.00
Cash dividends per common share	0.27	0.26	0.53	0.51
Basic weighted average shares outstanding	81,061,206	70,129,072	81,178,997	67,197,352
Diluted weighted average shares outstanding	81,105,536	70,164,558	81,278,102	67,225,099
PERFORMANCE RATIOS
Return on average assets	0.82%	0.26%	0.75%	0.63%
Return on average common equity	7.68%	2.09%	7.06%	5.98%

Quarterly Earnings Release Q2 2025	6

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$282,077	$286,597	$308,598	$337,118	$274,341
Mortgage-backed securities	23,926	18,337	18,088	17,523	12,905
Investment securities and cash equivalents	30,081	40,183	47,411	37,300	31,580
	336,084	345,117	374,097	391,941	318,826
INTEREST EXPENSE
Customer accounts	151,948	162,150	165,240	154,359	116,164
Borrowings, senior debt and junior subordinated debentures	23,226	27,536	36,045	60,396	44,065
	175,174	189,686	201,285	214,755	160,229
Net interest income	160,910	155,431	172,812	177,186	158,597
Provision for credit losses	2,750	—	—	1,500	16,000
Net interest income after provision	158,160	155,431	172,812	175,686	142,597
NON-INTEREST INCOME
Gain on sale of investment securities	—	20	91	80	90
Gain on termination of hedging derivatives	65	5	72	54	6
Loan fee income	1,812	1,345	757	594	550
Deposit fee income	7,057	7,046	7,047	6,960	6,698
Other income	9,947	7,286	7,911	9,567	6,048
Total non-interest income	18,881	15,702	15,878	17,255	13,392
NON-INTEREST EXPENSE
Compensation and benefits	52,710	59,927	53,983	57,169	73,155
Occupancy	11,499	10,788	10,843	10,904	10,918
FDIC insurance premiums	5,800	4,850	6,800	7,600	7,900
Product delivery	6,907	5,785	6,306	6,090	5,581
Information technology	14,481	14,192	14,129	13,428	12,883
Other expense	13,435	15,769	15,880	14,888	23,275
Total non-interest expense	104,832	111,311	107,941	110,079	133,712
Gain (loss) on real estate owned, net	(199)	429	(83)	(124)	(1,315)
Income before income taxes	72,010	60,251	80,666	82,738	20,962
Income tax provision	15,758	12,984	19,526	18,178	5,074
Net income	56,252	47,267	61,140	64,560	15,888
Dividends on preferred stock	3,656	3,656	3,656	3,656	3,656
Net income available to common shareholders	$52,596	$43,611	$57,484	$60,904	$12,232

Quarterly Earnings Release Q2 2025	7

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(In thousands, except share and ratio data)
PER SHARE DATA
Basic earnings per common share	$0.65	$0.54	$0.71	$0.75	$0.17
Diluted earnings per common share	0.65	0.54	0.71	0.75	0.17
Cash dividends per common share	0.27	0.26	0.26	0.26	0.26
Basic weighted average shares outstanding	81,061,206	81,294,227	81,208,683	81,374,811	70,129,072
Diluted weighted average shares outstanding	81,105,536	81,401,599	81,353,644	81,393,708	70,164,558
PERFORMANCE RATIOS
Return on average assets	0.82%	0.69%	0.87%	0.87%	0.26%
Return on average common equity	7.68	6.42	8.53	9.20	2.09
Net interest margin	2.55	2.39	2.62	2.56	2.73
Efficiency ratio	58.31	65.04	57.21	56.61	77.74

Quarterly Earnings Release Q2 2025	8

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP Financial Measures
The Company has presented certain non-GAAP measures within this document to remove the effect of certain income and expenses to provide investors with information useful in understanding our financial performance. The Company considers these items to be non-operating in nature as they are items that management does not consider indicative of the Company's on-going financial performance. We believe that the tables presented reflect our on-going performance in the periods presented and, accordingly, are useful to consider in addition to our GAAP financial results. These measures should not be considered a substitution for GAAP basis disclosures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way they are calculated herein. Because of this, our non-GAAP financial measures may not be comparable to similar measures used by others. We caution investors not to place undue reliance on such measures. See the following unaudited tables for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Tangible Measures	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(Unaudited - In thousands, except for ratio data)
Shareholders' equity - GAAP	$3,032,620	$3,021,636	$3,000,300	$2,958,339	$2,921,906
Less intangible assets - GAAP	446,660	449,213	448,425	452,255	453,539
Tangible shareholders' equity	$2,585,960	$2,572,423	$2,551,875	$2,506,084	$2,468,367
Less preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Tangible common shareholders' equity	$2,285,960	$2,272,423	$2,251,875	$2,206,084	$2,168,367

Total assets - GAAP	$27,644,637	$27,684,454	$28,060,330	$28,580,800	$30,140,288
Less intangible assets - GAAP	446,660	449,213	448,425	452,255	453,539
Tangible assets	$27,197,977	$27,235,241	$27,611,905	$28,128,545	$29,686,749

Tangible Metrics
Common shares outstanding - GAAP	80,758,674	81,373,760	81,220,269	81,157,173	81,405,391
Tangible common equity per share	$28.31	$27.93	$27.73	$27.18	$26.64
Tangible equity to tangible assets	9.51%	9.45%	9.24%	8.91%	8.31%

Quarterly Earnings Release Q2 2025	9

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Average Tangible Measures	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(Unaudited - In thousands, except for ratio data)
Average shareholders' equity - GAAP	$3,039,021	$3,015,197	$2,996,093	$2,947,056	$2,638,483
Less average preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Less average intangible assets - GAAP	448,272	447,754	451,204	453,142	360,251
Average tangible common equity	$2,290,749	$2,267,443	$2,244,889	$2,193,914	$1,978,232

Average Assets - GAAP	$27,371,320	$27,504,576	$28,000,482	$29,703,337	$24,907,376
Less average intangible assets - GAAP	448,272	447,754	451,204	453,142	360,251
Average tangible assets	$26,923,048	$27,056,822	$27,549,278	$29,250,195	$24,547,125

Average Tangible Metrics
Net income - GAAP	56,252	47,267	61,140	64,560	15,888
Net income available to common shareholders' - GAAP	52,596	43,611	57,484	60,904	12,232
Return on tangible common equity	9.18%	7.69%	10.24%	11.10%	2.47%
Return on tangible assets	0.84%	0.70%	0.89%	0.88%	0.26%

Quarterly Earnings Release Q2 2025	10

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Net Income Adjusted for Acquisition Expenses and Other Non-Operating Items	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(Unaudited - In thousands, except for ratio data)
Interest income
LBC Hedge Valuation Adj	$—	$3,933	$—	$—	$—

Non-interest income adjustments
Distribution received on LBC equity method investment	$(257)	$(279)	$(288)	$(299)	$(287)
(Gain)Loss on WaFd Bank equity method investment	(155)	48	(896)	(748)	2,195
Total non-interest income adjustments	$(412)	$(231)	$(1,184)	$(1,047)	$1,908

Non-interest expense adjustments
Acquisition-related expenses	$—	$239	$(1,602)	$2,285	$25,120
Non-operating expenses:
Restructuring Charges	—	5,390	—	—	—
FDIC Special Assessment	—	—	(216)	—	1,800
Legal and Compliance Accruals	—	—	(182)	—	3,000
Charitable Donation	—	—	—	—	2,000
	—	5,390	(398)	—	6,800
Total non-interest expense adjustments	$—	$5,629	$(2,000)	$2,285	$31,920

Net Income - GAAP	$56,252	$47,267	$61,140	$64,560	$15,888
Preliminary ACL provision on LBC loans	—	—	—	—	16,000
Interest income adjustments	—	3,933	—	—	—
Non-interest income adjustments	(412)	(231)	(1,184)	(1,047)	1,908
Non-interest expense adjustments	—	5,629	(2,000)	2,285	31,920
REO adjustments	199	(429)	83	124	1,315
Income tax adjustment	47	(1,918)	751	(299)	(12,274)
Net Income - non-GAAP	$56,086	$54,251	$58,790	$65,623	$54,757

Dividend on preferred stock	3,656	3,656	3,656	3,656	3,656
Net Income available to common shareholders' - non-GAAP	$52,430	$50,595	$55,134	$61,967	$51,101

Basic weighted average number of shares outstanding - GAAP	81,061,206	81,294,227	81,208,683	81,374,811	70,129,072
Diluted weighted average number of shares outstanding - GAAP	81,105,536	81,401,599	81,353,644	81,393,708	70,164,558

Basic EPS - non-GAAP	$0.65	$0.62	$0.68	$0.76	$0.73
Diluted EPS - non-GAAP	0.65	0.62	0.68	0.76	0.73

Quarterly Earnings Release Q2 2025	11

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Adjusted Efficiency Ratio	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(Unaudited - In thousands, except for ratio data)
Efficiency ratio - GAAP	58.3%	65.0%	57.2%	56.6%	77.7%

Net interest income - GAAP	$160,910	$155,431	$172,812	$177,186	$158,597
Total interest income adjustments	—	3,933	—	—	—
Net interest income - non-GAAP	$160,910	$159,364	$172,812	$177,186	$158,597

Non-interest expense - GAAP	$104,832	$111,311	$107,941	$110,079	$133,712
Less merger related expenses	—	239	(1,602)	2,285	25,120
Less non-operating expenses	—	5,390	(398)	—	6,800
Non-interest Expenses - non-GAAP	$104,832	$105,682	$109,941	$107,794	$101,792

Non-interest income - GAAP	$18,881	$15,702	$15,878	$17,255	$13,392
Total other income adjustments	(412)	(231)	(1,184)	(1,047)	1,908
Non-interest income - non-GAAP	$18,469	$15,471	$14,694	$16,208	$15,300

Net Interest Income - non-GAAP	$160,910	$159,364	$172,812	$177,186	$158,597
Non-interest income - non-GAAP	18,469	15,471	14,694	16,208	15,300
Total Income - non-GAAP	$179,379	$174,835	$187,506	$193,394	$173,897

Adjusted Efficiency Ratio	58.4%	60.4%	58.6%	55.7%	58.5%

Quarterly Earnings Release Q2 2025	12

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Adjusted ROA and ROE	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(Unaudited - In thousands, except for ratio data)
Reported:
Net Income - GAAP	$56,252	$47,267	$61,140	$64,560	$15,888
Net income available to common shareholders' - GAAP	$52,596	$43,611	$57,484	$60,904	$12,232

Average Assets	27,371,320	27,504,576	28,000,482	29,703,337	24,907,376
Return on Assets	0.82%	0.69%	0.87%	0.87%	0.26%

Average Common Equity	$2,739,021	$2,715,197	$2,696,093	$2,647,056	$2,338,483
Return on common equity	7.68%	6.42%	8.53%	9.20%	2.09%

Adjusted:
Net Income - non-GAAP	$56,086	$54,251	$58,790	$65,623	$54,757
Net income available to common shareholders' - non-GAAP	$52,430	$50,595	$55,134	$61,967	$51,101

Average Assets	27,371,320	27,504,576	28,000,482	29,703,337	24,907,376
Adjusted Return on Assets	0.82%	0.79%	0.84%	0.88%	0.88%

Average Common Equity	2,739,021	2,715,197	2,696,093	2,647,056	2,338,483
Adjusted Return on common equity	7.66%	7.45%	8.18%	9.36%	8.74%

Quarterly Earnings Release Q2 2025	13

Important Cautionary Statements
The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
This press release contains statements about the Company’s future that are not statements of historical or current fact. These statements are “forward-looking statements” for purposes of applicable securities laws and are based on current information and/or management's good faith belief as to future events. Words such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “forecasts,” “may,” “potential,” “projects,” and other similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to help identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes any such statements are based on reasonable assumptions, forward-looking statements should not be read as a guarantee of future performance, and you are cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement.
By their nature, forward-looking statements involve inherent risk and uncertainties including the following risks and uncertainties, and those risks and uncertainties more fully discussed under “Risk Factors” in the Company’s September 30, 2024 10-K and Quarterly Reports on Form 10-Q, which could cause actual performance to differ materially from that anticipated by any forward-looking statements. Forward-looking statements relating to our financial condition or operations are subject to risks and uncertainties related to (i) fluctuations in interest rate risk and market interest rates, including the effect on our net interest income and net interest margin; (ii) current and future economic conditions, including the effects of declines in the real estate market, tariffs, high unemployment rates, inflationary pressures, a potential recession, the monetary policies of the Federal Reserve, and slowdowns in economic growth either nationally or locally in some or all of the areas in which we conduct business; (iii) financial stress on borrowers (consumers and businesses) as a result of higher interest rates or an uncertain economic environment; (iv) changes in deposit flows or loan demands; (v) our ability to identify and address cyber-security risks, including security breaches, "denial of service attacks," "hacking" and identity theft; (vi) the Company's exit from the mortgage lending business; (vii) the effects of natural or man-made disasters, calamities, or conflicts, including terrorist events and pandemics (such as the COVID-19 pandemic) and the resulting governmental and societal responses; (viii) the results of examinations by regulatory authorities, including a "Needs to Improve" CRA rating, which may impose restrictions or penalties on the Company's activities; (ix) expectations regarding key growth initiatives and strategic priorities; (x) global economic trends, including developments related to Ukraine and Russia, and the evolving conflict in the Middle East, and related negative financial impacts on our borrowers; (xi) litigation risks resulting in significant expenses, losses and reputational damage; (xii) the impact of bank failures or adverse developments at other banks and related negative press about regional banks and the banking industry in general; and (xiii) other economic, competitive, governmental, environmental, regulatory, and technological factors affecting our operations, pricing, products and services.
# # #
CONTACT:
WaFd, Inc.
425 Pike Street, Seattle, WA 98101
Brad Goode, SVP, Chief Marketing Officer
206-626-8178
brad.goode@wafd.com

Quarterly Earnings Release Q2 2025	14